Exhibit 10.17

WALGREEN – AMERISOURCEBERGEN

JOINDER AGREEMENT & EIGHTH AMENDMENT TO THE

PHARMACEUTICAL PURCHASE AND DISTRIBUTION AGREEMENT

This Joinder Agreement & Eighth Amendment to the Pharmaceutical Purchase And Distribution Agreement (“Eighth Amendment”) is entered into as of December 7, 2017 by AmerisourceBergen Drug Corporation, a Delaware corporation, and its affiliate, J.M. Blanco, Inc. (“Blanco”), a Delaware corporation (collectively, “ABDC”), on the one hand, and Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”), Walgreen Co., an Illinois corporation and its affiliates, Walgreen of San Patricio, Inc., a Puerto Rico corporation, Walgreen of Puerto Rico, Inc., a Puerto Rico corporation, Take Care Health Systems, LLC, Take Care Employer Solutions, LLC, and other affiliates of WBA designated by WBA (collectively with WBA, “Walgreen”), on the other hand, to amend that certain Pharmaceutical Purchase and Distribution Agreement entered into by and between ABDC and Walgreen as of March 18, 2013, as amended (the “Agreement”). Capitalized terms not defined in the body of this Eighth Amendment have the meaning provided in Exhibit 1 (Definitions) of the Agreement.

RECITALS

(1) ABDC is a national distributor of Products.

(2) ABDC and Walgreen entered into the Agreement as of March 18, 2013, as amended, pursuant to which ABDC sells and distributes Products to Walgreen, as ordered by Walgreen from time to time during the Term.

(3) WBA intends to acquire a 30% interest (excluding equity awards granted or to be granted to employees) in Phoenix Parent Holdings, Inc., the parent company of PharMerica Corporation (“PharMerica”), a long term care pharmacy. The parties previously entered into a Term Sheet dated August 1, 2017, which details the parties’ intentions as it relates to PharMerica. At such time that WBA acquires an interest in PharMerica (“Closing”), WBA wishes to add PharMerica to the Agreement.

(4) PharMerica is not a wholly-owned affiliate of WBA or Walgreen. Accordingly, Walgreen requested that PharMerica be permitted to participate in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. JOINDER OF PHARMERICA AS AN ADDITIONAL PARTY.

PharMerica’s joinder to the Agreement shall become effective on the date it transitions from its existing wholesaler under the distribution agreement with such wholesaler to ABDC pursuant hereto (“Eighth Amendment Effective Date”), which shall be no later than June 30, 2018. Notwithstanding the previous, PharMerica’s existing wholesale agreement includes certain carve out rights for PharMerica to make purchases outside, including through wholesalers. The parties shall discuss whether it is possible for PharMerica to make use of ABDC’s services prior to the Eight Amendment Effective Date. At least ninety (90) days prior to the Eighth Amendment Effective Date, PharMerica shall provide written notice to WBA and ABDC of the Eight Amendment Effective Date. Except as noted below, the parties agree that all references to the term “Walgreen” in the Agreement shall refer to and include PharMerica (and PharMerica shall be entitled to exercise the rights of Walgreen thereunder). PharMerica agrees that by executing this Eighth Amendment, it hereby adopts the Agreement and agrees to be bound by all the applicable terms, conditions, responsibilities and provisions thereof. As of the Eighth Amendment Effective Date, all facilities of PharMerica shall be deemed to be Long Term Care Facilities.

2. PHARMERICA FACILITIES.

WBA represents and warrants that as of the Eighth Amendment Effective Date, it will own a minority interest in PharMerica, and regardless of whether such ownership by WBA continues after the date hereof, (a) PharMerica shall have the right to participate under the Agreement until the earlier of (i) September 30, 2026, (ii) termination of this Eighth Amendment pursuant to Section 7 below, or (iii) termination of the Agreement by its terms, and (b) WBA shall be jointly and severally liable to ABDC for any obligation of PharMerica under the Agreement as though PharMerica remained an affiliate of WBA designated by WBA to participate in the Agreement. If this Eighth Amendment is terminated, PharMerica shall have a period of three (3) months to transition away from ABDC after the date of termination.

A. Introductory Paragraph. The introductory paragraph to the Agreement is amended to add “Pharmerica Corporation (“PharMerica”)” after “Take Care Employer Solutions, LLC.”

B. Section 2(A) - Products. The following is added at the end of Section 2(A): “The parties further acknowledge and agree that for purposes of Product sales and purchases pursuant to this Agreement, unless expressly provided to the contrary, the terms of this Agreement shall also apply to sales to and purchases by PharMerica, including any representations, warranties, and delivery and obligations, service levels, defense and indemnification obligations, Product return terms, or other applicable obligations of a party to the other party in connection therewith.”

C. Section 2(C) - Orders. Walgreen and PharMerica confirm that, all orders placed under Section 2(C) for Product delivery by ABDC to the PharMerica Facilities will be placed by PharMerica, subject to all other terms and conditions of the Agreement.

D. Exhibit 4 - Payment and Related Terms. With respect to payment terms, the parties agree that payment terms for PharMerica shall be 13.0 days DSO. All payments will be remitted by PharMerica to ABDC in accordance with Exhibit 4 of the Agreement, provided that WBA agrees to be jointly and severally liable to ABDC for any payment obligation of PharMerica under the Agreement and, if payment is not by EFT, additional charges may apply.

3. GPO FEES. The third sentence of the opening paragraph of Exhibit 2 is amended to add the words “or PharMerica” after “Walgreens Specialty Pharmacy Holdings” in the parenthetical and WBA and PharMerica agree that the provisions of paragraph 11 of the Settlement Agreement & Fourth Amendment to the Agreement dated as of October 1, 2014 (“Fourth Amendment”) shall apply to PharMerica.

4. APPLICABLE TAXES. Applicable taxes (sales, use, business and occupation, gross receipts, excise, etc.) may be passed through to PharMerica and WBA and PharMerica agree that the provisions of paragraph 10 of the Fourth Amendment shall apply to PharMerica.

5. RETURNS. The parties agree that PharMerica shall receive 100% credit for salable product returned to ABDC by PharMerica within 180 days of the invoice date as provided in Exhibit 10 of the Agreement.

6. DELIVERY. Notwithstanding the terms of Exhibit 8, the parties agree that ABDC shall make deliveries to each PharMerica Facility five days a week, Monday through Friday, once a day, except holidays and ABDC’s Distribution Center physical inventory days.

7. CHANGE OF CONTROL. This Eighth Amendment will be subject to termination by ABDC or WBA and/or its affiliate(s) only if (a) PharMerica is acquired by a third party or (b) any third party acquires an investment interest in PharMerica, in each of clauses (a) and (b), through which such third party would have the ability to “exercise significant influence” over PharMerica, as such phrase is interpreted under US GAAP, and where such third party competes with WBA in the retail pharmaceutical dispensing business or is in the pharmacy benefit management business or the managed care business, including, but not limited to, any entity listed on Annex A to this Eighth Amendment (or their respective successors or affiliates) (clauses (a) or (b), a “Change of Control”); provided, however, that ABDC shall not have a termination right with respect to a Change of Control described in clause (b) if ABDC or any affiliate is the acquiring party.

8. GOVERNING TERMS. This Eighth Amendment supersedes the Term Sheet with respect to the provisions of the Term Sheet that are the subject matter hereof. In the event of any conflict between the terms of this Eighth Amendment and the Agreement, this Eighth Amendment shall control. Except as otherwise set forth above, all terms and conditions of the Agreement are hereby restated and affirmed.

IN WITNESS WHEREOF, the parties have had a duly authorized officer, partner or principal execute this Joinder Agreement & Eighth Amendment as of the Eighth Amendment Effective Date.

Walgreens Boots Alliance, Inc., on behalf of itself and its affiliates, including Walgreen Co., Walgreen of San Patricio, Inc., Walgreen of Puerto Rico, Inc., Take Care Health Systems, LLC, Take Care Employer Solutions, LLC, and their affiliated professional corporations, and Walgreens Specialty Pharmacy Holdings, LLC

By:	/s/ Marco Pagni
Name:	Marco Pagni
Title:	EVP, General Counsel and Chief Administrative Officer

[Signature Page]

AmerisourceBergen Drug Corporation, on behalf of itself and its affiliate, J.M. Blanco, Inc.

By:	/s/ Robert Mauch
Name:	Robert Mauch
Title:	EVP and Group President, AmerisourceBergen

[Signature Page]

ACKNOWLEDGED, AGREED AND ACCEPTED:

PharMerica Corporation

By:	/s/ Gregory Weishar
Name:	Gregory Weishar
Title:	CEO

[Signature Page]

ANNEX A

List of Identified Entities